Exhibit 99.1

News Release

Sabre Holdings Reports Second Quarter, 2003 Financial Results

•                  2Q 2003 Revenue of $507 million

•                  2Q 2003 Diluted EPS on a GAAP basis of $0.05

•                  2Q 2003 Diluted EPS, excluding special items, of $0.23

Note:  Analyst conference call at 10 a.m. CDT today,  www.sabre-holdings.com/investor/index.html.

SOUTHLAKE, Texas, July 17— Sabre Holdings Corporation (NYSE: TSG) today reported financial results for the second quarter 2003.

For the second quarter, the company reported revenue of $507 million.  The company reported diluted earnings per share on a GAAP basis of $0.05.  Excluding special items, the company announced earnings per share of $0.23.

“The travel industry absorbed major shocks early in the second quarter due to armed conflict in the Middle East and SARS,” said William J. Hannigan, chairman and CEO, Sabre Holdings.   “However, we did see a fairly healthy rebound later in the quarter.”

“At Sabre Holdings, we continued to execute on key strategic initiatives to keep us well positioned for the long term.  Our Travelocity company made significant strides in accelerating our merchant model business by launching new dynamic shopping technology and adding more merchant hotel content.  Our Sabre Travel Network business, in anticipation of industry deregulation, signed long-term contracts with several major airlines,” said Hannigan.

SABRE HOLDINGS 2Q 2003 FINANCIAL HIGHLIGHTS

Revenue: Second quarter revenue was $507 million, a decrease of 5.5 percent from
$537 million in the year-ago quarter.

Operating income: Second quarter operating income on a GAAP basis was $40 million, down 61.3 percent from the same period last year.   Excluding special items, operating income was $54 million, compared to $134 million in the year-ago quarter.

Net earnings: On a GAAP basis, second quarter net earnings were $7 million, or $0.05 per share on a diluted basis, compared to $68 million, or $0.47 per share on a diluted basis, in the year-ago quarter.  Net earnings, excluding special items, were $32 million in the second quarter, compared to $83 million in the year-ago quarter.

Adjusted EBITDA:  For the second quarter, adjusted earnings before interest, taxes, depreciation, and amortization was $71 million.

Special items: Special items in the second quarter included a $28 million charge related to refinancing the headquarters facility.  Special items also included $15 million of stock compensation and amortization of intangible assets, and a $1 million reversal of a restructuring charge.  The impact of these special items on minority interests was $1 million and $16 million on income taxes.  Further details can be found on the attached financial schedules.

ADDITIONAL FINANCIAL INFORMATION

Dividend:  The Sabre Holdings Board of Directors declared a quarterly cash dividend of $0.07 per share on July 14. The dividend is payable on August 15, 2003 to shareholders of record at the close of regular trading on July 31, 2003.

Cash/Debt: The company balance sheet as of June 30, 2003 reflects cash and marketable securities of approximately $966 million. Total debt on the balance sheet as of June 30 was $613 million.  This includes the carrying value of the company’s public debt of $445 million and a $168 million capital lease obligation related to refinancing the headquarters facility.

Capital Spending: Capital spending for the second quarter was $16 million, compared to $16 million in the second quarter of 2002.

Depreciation and Amortization: Depreciation and amortization expense, including intangible assets associated with acquisitions, was $31 million in the second quarter, an increase of 9.2 percent compared to the same period a year ago.  Depreciation and amortization expense, excluding intangible assets associated with acquisitions, was $19 million.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

Second quarter revenue from Travelocity was $91 million, a 19.5 percent increase compared to $76 million in the second quarter of 2002.  Transaction revenue for the quarter was $71 million, up 28.6 percent compared to the year-ago quarter.  Gross travel bookings in the second quarter were $979 million, an increase of 7.6 percent compared to $910 million in the year-ago quarter.

Travelocity non-air transaction revenue grew 42.5 percent year-over-year, and 20 percent sequentially.  Revenue from the cruise, vacation and last minute categories grew 74 percent, year-over-year, and 13 percent sequentially.  Total hotel revenue grew 34 percent, year-over-year, driven by an 81 percent increase in hotel merchant revenue.

In addition, about 46 percent of hotel reservations on Travelocity were merchant transactions.  The total number of operational hotels in the Travelocity merchant model hotel program surpassed 4,000 in June, a milestone reached six months ahead of schedule, and now exceeds 5,000.

Several new programs were launched during the quarter reflecting the aggressive investment strategy at Travelocity.  This included the implementation of Travelocity TotalTrip technology, a dynamic shopping engine allowing consumers to book airfare and hotels together in just a few simple clicks, giving them access to special rates not available when booking components separately.  The company also announced Travelocity Business, a comprehensive service that can lower travel costs for small and medium-sized businesses.  Travelocity also redesigned its car shopping capabilities, launching the first "total pricing” grid that displays all daily rates or total prices for all major car rental companies on one page.

SABRE TRAVEL NETWORK

Second quarter revenue from the Sabre Travel Network was $379 million, down 9.9 percent from $420 million in the year-ago quarter, severely impacted, as expected, by the war in Iraq and SARS.  Global travel bookings were 89 million for the second quarter, compared with 106 million in the year-ago quarter, a decline of 16.2 percent.

During the quarter, new carriers joined the Sabre DCA Three-Year Option.  Through the program, airlines commit to a three-year term at the highest level of participation in the Sabre global distribution system and provide broad access to their published fares, seats and services, including Web fares, for all Sabre connected users, in exchange for a reduced booking fee rate fixed for three years.  With new carriers joining this week, there are now 16 airlines participating in the program, including five of Sabre Travel Network’s top six airline customers: Continental, Delta, Northwest, US Airways and United.

GETTHERE

GetThere saw 40 percent year-over-year growth in corporate transactions in the second quarter.  Second quarter revenue from GetThere was $12 million, a 6.3 percent decrease over the same period a year ago, due to expiring contracts outside the corporate business.

GetThere signed a multi-year extension with American Express Travel Related Services, its largest corporate distributor.  GetThere also rolled out the newest generation of its product, GetThere Release 6, to about 50 customers including some of the largest, such as ChevronTexaco.  In Europe, GetThere gained additional market traction by signing several key local customers, including British Sky Broadcasting (BskyB).

SABRE AIRLINE SOLUTIONS

Second quarter revenue from Sabre Airline Solutions was $54 million, an increase of 5.1 percent, compared to $52 million in the year-ago quarter.  The revenue growth was due to a solid mix of new business and organic growth from key customers including Southwest Airlines.

During the quarter, Sabre Airline Solutions added new deals from major airline customers including Qantas, to develop flight schedules and improve its profitability across all regional, short haul and long haul routes, as well as Air Jamaica and EgyptAir for consulting.

SABRE HOLDINGS OUTLOOK

For third quarter, 2003, the company projects revenue to be in the range of $500 million to $540 million, negative three percent to positive four percent growth, year-over-year.  Diluted earnings per share, on a GAAP basis, are expected to be in the range of $0.15 to $0.20.  Excluding the impact of special items, the company projects diluted earnings per share in the range of $0.21 to $0.26. Special items, which include stock compensation and amortization of intangible assets, net of tax and minority interests, are projected to be
$9 million.

For the full year, the company expects the following:

•                  2003 revenue, on a GAAP basis, in the range of negative 2 percent to positive 3 percent growth, year-over-year

•                  2003 revenue, excluding one-time gains, in the range of negative 4 percent to positive 1 percent growth, year-over-year

•                  2003 earnings per share, on a GAAP basis, between $0.75 and $0.85

•                  2003 earnings per share, excluding special items, in the range of $0.95 to $1.05

•                  2003 free cash flow to be greater than $180 million
- Cash flow from operations of greater than $260 million

•                  2003 Adjusted EBITDA to be greater than $330 million
- GAAP net earnings of greater than $107 million

Business unit revenue growth projections for 2003 are as follows:

•                  Travelocity: greater than 30 percent revenue growth for 2003

•                  GetThere: approximately 10 percent revenue growth for 2003

•                  Sabre Airline Solutions: approximately 10 percent revenue growth for 2003

•                  Sabre Travel Network: a decline of approximately 6 percent in revenue on a GAAP basis, and excluding one-time gains, a decline of approximately 8 percent in revenue

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, GetThere, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,500 employees in 45 countries. Full year 2002 revenues totaled $2.06 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com

Statements in this report and the exhibit hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date this report was submitted.  The Company undertakes no obligation to publicly update or revise any forward-

looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation; the Company’s revenues being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; or structural changes within the travel industry, such as the financial instability or bankruptcy of many of the air carriers.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission.

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Media Relations Contact:  Michael Berman, Sabre Holdings, 682-605-2397

Investor Relations Contact:  Karen Fugate, Sabre Holdings, 682 605 2347

Schedules to Follow

Sabre Holdings Corporation Condensed Consolidated Statements of Income – Unadjusted
(Unaudited, in millions except per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2003	2002	Percent	2003	2002	Percent

Revenues
Sabre Travel Network	$378.5	$420.1	(9.9%)	$803.8	$854.2	(5.9%)
Travelocity	91.2	76.3	19.5%	171.2	150.0	14.2%
GetThere	12.3	13.2	(6.3%)	24.6	24.9	(1.3%)
Sabre Airline Solutions	54.4	51.8	5.1%	109.9	104.1	5.5%
Elimination of intersegment revenues	(29.3)	(24.6)	19.0%	(58.5)	(47.1)	24.3%
Total revenues	507.2	536.7	(5.5%)	1,051.0	1,086.1	(3.2%)
Operating expenses	466.8	432.4	7.9%	906.7	861.8	5.2%
Operating income	40.4	104.3	(61.3%)	144.3	224.3	(35.7%)
Other income (expense)
Interest income (expense) net	(1.3)	2.0	166.8%	(2.4)	3.3	172.4%
Other, net	(29.9)	1.2	(2671.7%)	(29.5)	21.1	(240.2%)
Minority interest	0.0	(0.9)	(104.0%)	(0.6)	(0.0)	1341.5%
Income before provision for income taxes	9.2	106.6	(91.4%)	111.8	248.6	(55.0%)
Provision for income taxes	2.3	38.6	(93.9%)	40.1	93.3	(57.0%)
Net earnings	$6.8	$68.0	(90.0%)	$71.7	$155.4	(53.9%)
Operating Margin	8.0%	19.4%		13.7%	20.7%
Earnings per share – basic	$0.05	$0.48		$0.50	$1.13
Earnings per share – diluted	$0.05	$0.47		$0.50	$1.10
Weighted average shares – basic	142.4	142.6		142.3	138.1
Weighted average shares – diluted	143.1	145.3		142.8	141.0

Sabre Holdings Corporation Condensed Consolidated Statements of Income – Adjusted
(Unadited, in millions except per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2003	2002	Percent	2003	2002	Percent
Revenues
Sabre Travel Network	$378.5	$420.1	(9.9%)	$767.4	$854.2	(10.2%)
Travelocity	91.2	76.3	19.5%	171.2	150.0	14.2%
GetThere	12.3	13.2	(6.3%)	24.6	24.9	(1.3%)
Sabre Airline Solutions	54.4	51.8	5.1%	109.9	104.1	5.5%
Elimination of intersegment revenues	(29.3)	(24.6)	19.0%	(58.5)	(47.1)	24.3%
Total revenues	507.2	536.7	(5.5%)	1,014.6	1,086.1	(6.6%)
Operating expenses	452.9	403.1	12.3%	877.6	812.0	8.1%
Operating income	54.3	133.6	(59.4%)	136.9	274.1	(50.0%)
Other income (expense)
Interest income (expense) net	(1.3)	2.0	166.8%	(2.4)	3.3	172.4%
Other, net	(1.9)	(1.7)	10.0%	(1.2)	(4.6)	(73.5%)
Minority interest	(0.8)	(1.7)	(52.3%)	(2.2)	(5.2)	(57.1%)
Income before provision for income taxes	50.3	132.2	(62.0%)	131.1	267.7	(51.0%)
Provision for income taxes	17.9	49.5	(63.8%)	47.2	100.9	(53.2%)
Net earnings	$32.4	$82.7	(60.9%)	$83.9	$166.7	(49.7%)
Operating margin - from continuing operations	10.7%	24.9%		13.5%	25.2%
Earnings per share- basic	$0.23	$0.58		$0.59	$1.21
Earnings per share- diluted	$0.23	$0.57		$0.59	$1.18
Weighted average shares -basic	142.4	142.6		142.3	138.1
Weighted average shares -diluted	143.1	145.3		142.8	141.0

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three and Six Months ended June 30, 2003 and 2002

(Unaudited, in millions, except percents)

	Three Months Ended June 30,			Six months ended June 30,
	2003	2002	Change*	2003	2002	Change*

Unadjusted operating income	$40.4	$104.3	(61.3%)	$144.3	$224.3	(35.7%)
Adjustments for special items:
Travelocity intangible amort., stock comp, Hotels.com Warrants	$4.7	$21.3	(77.9%)	$9.9	$22.3	(55.7%)
Gradient, DCS and Sabre Pacific intangibles amortization and deferred compensation	$3.2	$3.7	(14.8%)	$6.3	$9.8	(36.1%)
Restructuring charges	($0.9)	($3.5)	(73.6%)	($0.9)	($3.5)	(73.6%)
Travelocity Tender Offer Expenses	$0.0	$0.3	(100.0)	$0.0	$7.1	(100.0%)
Get There intangibles amortization, stock comp, severance	$6.9	$7.5	(7.7%)	$13.9	$14.2	(2.0%)
Subscriber settlement agreement	$0.0	$0.0	**	($36.5)	$0.0	**
Adjusted operating income	$54.3	$133.6	(59.4%)	$136.9	$274.1	(50.1%)
Unadjusted other income and minority interest	($31.2)	$2.3	**	($32.5)	$24.3	233.6%)
Adjustments for special items:
Eliminate FAS 133 gain/(loss) on Hotels.com warrants	$0.1	($0.1)	(222.6%)	$0.4	($0.2)	(286.7%)
Eliminate France Telecom gains	$0.0	($2.8)	(100.0%)	$0.0	($7.1)	(100.0%)
Loss on refinancing of headquarters facility	$27.9	$0.0	**	$27.9	$0.0	**
Impact of special items on minority interests	($0.8)	($0.8)	4.5%	($1.6)	($5.2)	(68.4%)
Gain on sale of corporate office facility	$0.0	($0.0)	(100.0%)	$0.0	($18.3)	(100.0%)
Adjusted income before provision for income taxes	$50.3	$132.2	(61.9)	$131.1	$267.6	(51.0%)
Unadjusted provision for income taxes	$2.3	$38.6	(93.9)	$40.1	$93.3	(57.0%)
Adjustments to taxes for special items	$15.6	$10.9	42.6%	$7.1	$7.7	(7.5%)
Adjusted provision for income taxes	$17.9	$49.5	(63.8%)	$47.2	$100.9	(53.2%)
Adjusted net earnings	$32.4	$82.6	(60.8%)	$83.9	$166.7	(49.7%)

* Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

** Greater than 100 percent.

Sabre Holdings Corporation

Sabre Travel Network

Booking Summary - 2Q 2003

(millions)

	2Q03	2Q02	% Change	YTD03	YTD02	% Change

Total Bookings	89.1	106.4	(16.2%)	183.0	214.7	(14.8%)

Geographic
US	49.6	58.3	(15.0%)	100.4	119.3	(15.8%)
International	39.6	48.0	(17.6%)	82.6	95.4	(13.5%)
	89.1	106.4	(16.2%)	183.0	214.7	(14.8%)
Channel
Traditional Agency	78.3	94.0	(16.7%)	160.9	191.6	(16.1%)
Consumer on-line	8.2	10.4	(21.4%)	16.9	19.4	(12.9%)
Corporate on-line (GetThere)	2.6	1.9	35.8%	5.2	3.7	42.2%
	89.1	106.4	(16.2%)	183.0	214.7	(14.8%)
Air/Non-Air
Air	78.3	95.0	(17.6%)	161.7	192.7	(16.1%)
Non-Air	10.8	11.4	(4.9%)	21.3	22.0	(3.5%)
	89.1	106.4	(16.2%)	183.0	214.7	(14.8%)
Direct/Non-Direct
Direct	78.5	91.0	(13.7%)	159.7	185.5	(13.9%)
Non-Direct	10.6	15.3	(31.1%)	23.2	29.2	(20.5%)
	89.1	106.4	(16.2%)	183.0	214.7	(14.8%)

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions)

Free Cash Flow Reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
Cash Provided (Used) by Operating Activities				$268.7	$283.1
Reduction to Net Cash Provided by (Used In) Operating Activites but not reflected in Free Cash Flow
Stock compensation				4.6	4.6
Deferred income taxes				28.2	28.2
Tax benefit from exercise of stock options				0.1	0.1
Minority interests				1.4	1.4
Add back synthetic lease refinancing				27.9	27.9
Other				(6.5)	(6.5)
Working capital				(29.2)	(29.2)

Cash outflows and inflows included in free cash flow but not reflected in Cash Provided (Used) by Operating Activities
Capital Expenditures				90.0	100.0
Other, net				(29.5)	(29.5)
Free Cash Flow				$181.8	$186.2

Adjusted EBITDA Reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
GAAP Net Earnings	$6.8			$107.3	$121.7
Add: Taxes	2.3			56.8	64.4
Add: Depreciation & Amortization	30.7			135.0	135.0
Add: Interest Expense	5.3			23.9	23.9
Less: Interest Income	(4.0)			(15.8)	(15.8)
Add: Other, net	29.9			29.5	29.5
Adjusted EBITDA	$71.1			$336.6	$358.6

Net Earnings Reconciliation			3Q 2003 Guidance		FY 2003 Guidance
	2Q2002	2Q 2003	Low	High	Low	High

GAAP Net Earnings	$68.0	$6.8	$21.7	$29.0	$107.3	$121.7
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	19.5	9.6	9.5	9.5	38.2	38.2
Less: Restructuring charges	(2.2)	(0.6)	—	—	(0.6)	(0.6)
Add: Other, net	(1.8)	17.4	—	—	17.6	17.6
Less: one-time settlement	—	—	—	—	(22.5)	(22.5)
Less: minority interests	(0.8)	(0.8)	(0.8)	(0.8)	(3.1)	(3.1)
Adjusted net earnings	$82.7	$32.4	$30.5	$37.7	$136.8	$151.2
Diluted share count	145 million	143 million	145 million		144 million

Operating Income Reconciliation			3Q 2003 Guidance		FY 2003 Guidance
	2Q2002	2Q 2003	Low	High	Low	High
GAAP Operating Income	$104.3	$40.4	$36.5	$47.5	$203.0	$225.0
Operating Margin	19.4%	8.0%
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	32.8	14.8	14.7	14.7	59.2	59.2
Less: Restructuring charges	(3.5)	(0.9)	—	—	(0.9)	(0.9)
Less: one-time settlement	—	—	—	—	(36.5)	(36.5)
Adjusted Operating Income	$133.6	$54.3	$51.2	$62.2	$224.8	$246.8
Operating Margin	24.9%	10.7%

Operating Expenses Reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
GAAP operating expenses	$466.8
Less: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	(14.8)
Add: Restructuring charges	0.9
Adjusted Operating Expenses	$452.9

Depreciation & Amortization Reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
GAAP Depreciation & Amortization	$30.7			$135.0	$135.0
Less: Amortization of intangibles from merger and	(11.6)			(46.4)	(46.4)
acquisition activity
Adjusted Depreciation & Amortization	$19.1			$88.6	$88.6

Revenue Reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
GAAP Revenue				$2,015.2	$2,103.5
Less: one-time settlement				(36.5)	(36.5)
Adjusted Revenue				$1,978.7	$2,067.0

Sabre Travel Network revenue reconciliation		3Q 2003 Guidance		FY 2003 Guidance
	2Q 2003	Low	High	Low	High
GAAP Revenue				$1,505.0	$1,559.6
Less: one-time settlement				(36.5)	(36.5)
Adjusted Revenue				$1,468.5	$1,523.1